UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

December 2, 2004

Date of Report (Date of earliest event reported)

000-31567

Commission File Number

-----------------------------------

RAPID BIO TESTS CORPORATION

(Exact name of registrant as specified in its charter)

Nevada, U.S.A.                                                                                                 35-0511303

(State or other jurisdiction of                                                                              (I.R.S. Employer

 incorporation or organization)                                                                           Identification No.)

17011 Beach Blvd., Suite 1230, Huntington Beach, CA 92647

(Address of principal executive offices)

(714) 843-5462

(Issuer's telephone number, including area code)

5409 Ivy Street, Springfield, Oregon 97478

(Former name, former address and former fiscal year,

if changed since last report)

Item 1.01    Entry into a Material Definitive Agreement.

On December 2, 2004, Rapid Bio Tests Corporation (the "Company") entered into a Stock Purchase Agreement (the "Agreement") to acquire 100% of the equity interests of Mirae Tech Company Ltd. ("Mirae"), a Republic of Korea corporation with its principal offices located in South Korea.  Mirae has been in business since 2001 and has developed and holds several patents related to "Conductive Textile".  Conductive Textile is a product that utilizes infrared or radiant heat to create products that transmit energy or heat in various applications.  Mirae  has utilized this technology and is currently selling products in Asia.  Mirae plans to introduce its product line to the North American marketplace.

Terms of the Agreement (attached hereto as Exhibit 10.4) include the Company's acquisition 100% of the equity interest of Mirae in exchange for 37,200,000 shares of the Company's common stock to be issued to Mirae's shareholders.  Upon entry into the Agreement, the Company's current Board of Directors will appoint principals and nominees of Mirae to the Company's board and resign their positions with the Company.  In addition, the Company will, after gaining approval from its majority shareholders, file an amendment to its Articles of Incorporation in order change its name to "Bio-Warm Corporation" and will divest itself of its rapid diagnostic testing technology in order to fully focus on Mirae's line of business.

Item 5.02    Departures of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Effective December 2, 2004, all officers and members of the board of directors of Rapid Bio-Tests have resigned. A majority of shareholders of the Company have approved the transaction and appointed Messrs. Jong-Ho Bae, Dong Won Lee, Johnny Park, and Timothy Pham as new members of the board. Additionally, Jong-Ho Bae was appointed as new Chief Executive Officer, Johnny Park as President, Dong Won Lee as Secretary and Timothy Pham as Treasurer and Chief Financial Officer of the new company.

Johnny Park , President 31, brings over 15 years of experience in marketing and product development.  From 2003 - 2004, Mr. Park has served as a business development consultant and also set up several companies, including RED5 Holdings, Inc., a diversified holding company with interests in technology to advertising, of which he has been serving as president and CEO. From 1997-2002, Mr. Park held the position of Vice President Asia of Frank-Lin Distilled Products, of San Jose CA, where he brought several key brands to market. Mr. Park's strengths in product development and marketing have already helped develop several core products that will have a significant impact to Bio-Warm Co.

Jong Ho Bae, Chief Executive Officer, 45, brings over 20 years of experience in research and development in the field of electrical energy.He was responsible for developing the principles behind Bio-Warm's core products. From 2001-2004 he has been serving as President of Mira Tech. Co., Ltd. of South Korea. From 1991-2001, Mr. Bae held the position of division head at Interior Gallery Inc., a Korean corporation involved with construction and interior. From 1986-1990 served as Deputy Section Chief of KT Communications of Korea, the largest communication company in Korea.

Dong Won Lee, Secretary, 47, has over 23 years of experience in energy and environmental industries. Prior to joining Bio-Warm Corp, from 1999-2003 Mr. Lee served as president of Tamina Group. a South Korean corporation involved in development and marketing of household products. He also served as Vice President of Green Vision Inc. from 1989-1999, a Hong Kong Corporation, where he was responsible for the marketing of environmental-friendly chemicals that helped clean oil spills.

Timothy D. Pham, Treasurer and Chief Financial Officer, 37. Prior to joining Bio-Warm Corporation, from May 2004 - present Mr. Pham has served as a Management Consultant in Southern CA and Asia. From January 2001 - April 2004, he was a Branch Manager for Focus Financial Services in Monterey Park, CA. From August 2000 - December 2000, he was a Registered Representative with Intrepid Securities in Torrance, CA. From April 1996 - August 2000 he was Operations/Trading Manager at Providential Securities, Inc. in Fountain Valley, CA. Currently, he is registered with Rich Ave Financial, Monterey Park, CA, as independent registered representative and registering with Focus Financial, Monterey Park, CA, as independent health insurance agent but not actively conducting business in these areas. Mr. Pham holds a B.S. degree in Business Administration with emphasis on Finance and Marketing from U.C. Berkeley, CA.

Item 8.01    Other Events.

The new corporate office of Bio-Warm Corp will immediately be relocated to 17011 Beach Blvd., Suite 1230, Huntington Beach, CA 92647; Telephone: (714) 843-5462; Fax: 714-843-5452. The Company's manufacturing facilities are situated at 636-3 Yeolla-ri, Yeoju-eup, Yeoju-gun, Gyeonggi-do, Korea; Telephone: 031-882-6883; Fax 031-882-6889.

Item 9.01    Financial Statements and Exhibits.

The Company will file the required financial statements and pro forma financial information as an amendment to this Form 8-K as soon as practicable but not later than seventy-one (71) days from the date of shareholder approval of this transaction.

Exhibit 10.4 - Stock Purchase Agreement between the Company and Mirae Tech Company, Ltd., dated December 2, 2004

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAPID BIO TESTS CORPORATION

/s/  Johnny Park

Johnny Park,

President

Date: December 8, 2004